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                                                                   EXHIBIT 10.62


                       CONSENT AND SUBORDINATION AGREEMENT


         THIS AGREEMENT, made as of the 6th day of February, 1998, by and among EXTENDED CARE OPERATORS OF HARRISBURG, LLC, a Delaware limited liability company, ("Lessee"), BCC AT HARRISBURG, INC., a Delaware corporation ("Manager"), and CAPSTONE CAPITAL OF PENNSYLVANIA, INC., a Pennsylvania corporation, its successors and assigns ("Lessor").

                                R E C I T A L S:

         A. Manager and Lessee shall enter into a Management Agreement to be dated ______________ 1998 (the "Management Agreement") with respect to an assisted living facility more particularly described in the Management Agreement ("Facility"), located at certain real property in Dauphin County, Pennsylvania and more particularly described in Exhibit A hereto (the real property and improvements now or hereafter existing thereat are referred to herein as the "Property").

         B. Lessee has requested that Lessor permit Lessee to accept an assignment of a lease (the "Lease") with Lessee. As one of the conditions to permitting the assignment, Lessor required certain agreements from the Manager and Lessee.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the Recitals and the covenants of the parties hereto, and as an inducement to Lessor to enter into the Lease, the parties hereto do mutually agree as follows:

         1. All unaccrued, and accrued but unpaid, fees, expenses and other amounts now or from time to time owing to Manager under the Management Agreement shall be subordinate to the Lease, interest thereon and all other amounts from time to time payable by Lessee to Lessor upon the terms and conditions set forth herein. Any amendments heretofore or hereafter made to the Lease shall not require the consent of Manager.

         2. Provided no Event of Default exists and remains uncured beyond any applicable cure period (as defined in the Lease), the Lessee shall be entitled to pay, and Manager shall be entitled to receive, the fees, expenses and other amounts payable to Manager pursuant to the Management Agreement; provided, however, Manager and Lessee agree with Lessor (a) not to modify the method for calculating the fees, expenses and other amounts payable to Manager without first obtaining the prior written consent of Lessor (which consent shall not unreasonably be withheld); and (b) not to accrue or pay fees, expenses and other amounts in excess of one (1) month without first obtaining the prior written consent of Lessor (which consent shall not unreasonably be withheld).

         3. Following an Event of Default that remains uncured beyond any applicable cure

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period, Lessor may, at its option, elect to terminate or require Lessee to terminate the Management Agreement without any obligation of Lessor to Manager, other than those obligations set forth in the Lease (if any) and those required by law. Manager agrees that it shall not look to Lessor for any sums due it as of the date of or as a result of such termination.

         4. Manager shall timely provide the financial and other reports of the operations of the Facility and of the Manager as required in the Lease.

         5. Manager hereby acknowledges that pursuant to the Lease, Lessee has assigned to Lessor all of Lessee's rights and interests in the Management Agreement.

         6. Manager hereby consents to the aforesaid assignment and agrees that if Lessor, or its successors and assigns, becomes in possession of the Facility through any rights granted under the Lease or at law, Manager shall, at the option of Lessor, its successors and assigns, continue to honor its duties and obligations under the Management Agreement for the benefit of the Lessor, its successors and assigns, provided Lessor agrees to honor Lessee's duties and obligations owed to the Manager under the Management Agreement.

         7. Manager will, upon request, furnish promptly to Lessor at Lessor's main office in Birmingham, Alabama, copies of the following (to the extent applicable): all leases, patient and resident agreements, books, records, monthly reports, statements of account, budgets, evidence of deposits and withdrawals from any account in which payments (including payments from Medicare, Medicaid, and private insurance) relating to the Property are deposited, licenses, Medicare and Medicaid reimbursement agreements, Medicare and Medicaid surveys, statements of deficiencies and plans of correction, Medicare and Medicaid cost reports and other items which Manager is required to maintain under the Management Agreement or which Manager maintains for its own purposes with respect to the Property.

         8. Upon any termination of the Management Agreement, Manager may seek recourse against Lessee, subject to the subordination contained herein. Manager shall have no right of specific performance and no lien or charge upon the Property or income from or relating to the Property so long as Lessor owns the Property.

         9. Manager will notify Lessor promptly of any material default by Lessee or termination by Lessee under or with respect to the Management Agreement.

         10. If Manager and Lessee should modify the Management Agreement or enter into a new management agreement, it shall be subject to all provisions hereof and of the Lease relating to the Management Agreement.

         11. This Agreement shall be binding upon Manager and Lessee and their successors and assigns and shall inure to the benefit of Lessor and its successors and assigns. Manager and Lessee shall have the right to assign the Management Agreement to an affiliate of Manager

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or Lessee, as the case may be, without Lessor's consent, provided such assignment subjects the assignee to all provisions hereof and of the Lease.

         12. The validity, interpretation, enforcement and effect of this Agreement shall, at Lessor's option, be governed by and construed in accordance with the laws of the State of Alabama or, at Lessor's option, the laws of the State of Pennsylvania. The Lessor's principal place of business is located in Jefferson County of the State of Alabama, and the Lessee and Manager agree that this Agreement shall be held by Lessor at such principal place of business, and this Agreement shall constitute sufficient minimum contacts of Lessee and Manager with Jefferson County of the State of Alabama for the purpose of conferring jurisdiction upon the federal and state courts presiding in such county and state. Lessee and Manager consent that any legal action or proceeding arising hereunder may be brought in the Circuit Court of the State of Alabama, Jefferson County, Alabama in the United States District Court for the Northern District of Alabama, and assent and submit to the personal jurisdiction of any such courts in any such action or proceeding. Nothing herein shall limit the jurisdiction of any other court.

         13. In the event any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed hereon by any court, this Agreement shall be construed as not containing such provision, and the invalidity of such provision shall not affect any other provisions which are otherwise lawful and valid and shall remain in full force and effect.

         14. The failure at any time or times to require strict performance of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument heretofore, now or hereafter executed by the Lessee or Manager and delivered to the Lessor shall not waive, affect or diminish any right of the Lessor to thereafter demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms and conditions contained in such agreements, documents and other instruments, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained in this Agreement or in any other agreement, document or instrument heretofore, now or hereafter executed by the Lessee or the Manager and delivered to the Lessor shall be deemed to have been waived by any act or knowledge of the Lessor, its agents, officers or employees, but only by an instrument in writing signed by an officer of the Lessor and directed to the Lessee and Manager specifying such waiver.

         15. In the event at any time or times hereafter the Lessor employs counsel to advise or provide other representation with respect to this Agreement or any other agreement, document or instrument heretofore, now or hereafter executed by the Manager and delivered to the Lessor with respect to the Lessee, the Manager, the Management Agreement or this Agreement, or to commence, defend, intervene, file a petition, complaint, answer, motion or

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other pleading or take any other action with respect to any suit or proceeding relating to this Agreement or any other agreement, instrument or document heretofore, now or hereafter executed by the Manager and delivered to the Lessor with respect to the Lessee, the Manager, the Management Agreement or this Agreement, or to represent Lessor in any litigation with respect to the affairs of the Manager or to enforce any rights of the Lessor or the obligations of Manager or Lessee or any other person, firm or corporation which may be obligated to Lessor by virtue of this Agreement, then in any such events all the reasonable attorneys' fees arising from such service, including attorneys' fees in appellate and bankruptcy proceedings, and expenses, costs or charges relating thereto shall be due and payable to Lessor by Lessee upon Lessor's demand.

         16. All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement or by applicable law shall be in writing and shall be deemed to have been properly given or served and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in the United States mall, postage prepaid and registered or certified with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

                  If to Lessee:

                  Extended Care Operators of Harrisburg, Inc.
                  c/o Hakman & Co
                  1350 Old Bayshore Highway; Suite 300
                  Burlingame, CA 94010


                  With a copy to:

                  If to Managers:
                  BCC at Harrisburg, Inc.
                  5021 Louise Drive, Suite 200
                  Mechanicsburg, Pa. 17055





                  With a copy to:
                  Steven Adelkoff, Esq.
                  Kirkpatrick & Lockhart, LLP
                  1500 Oliver Building
                  Pittsburgh, Pennsylanvia 15222-2312

                  If to the Lessor to:


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                  Capstone Capital of Pennsylvania, Inc.
                  1000 Urban Center Drive, Suite 630
                  Birmingham, Alabama 35242
                  Attention:  Mr. Daryl D. McCombs



                  With a copy to:

                  Haskins W. Jones, Esq.
                  Johnston Barton Proctor & Powell LLP
                  2900 AmSouth/Harbert Plaza
                  1901 Sixth Avenue North
                  Birmingham, Alabama  35203-2618

or at such other single address in the United States as Lessee, Lessor or Manager may by notice in writing designate for notice.

         17. Lessee and Manager hereby agree that they will not (acting together or individually) terminate or materially modify the Management Agreement without Lessor's consent, which consent shall be in the sole discretion of Lessor. This Agreement shall be deemed to supersede any conflicting provisions of the Management Agreement.

         18. TO THE EXTENT ALLOWED BY APPLICABLE LAW, LESSEE AND MANAGER HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY OR ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LEASE, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LESSOR AND/OR LESSEE AND MANAGER WITH RESPECT TO THE LEASE DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, LESSEE AND MANAGER AGREE THAT LESSOR MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF LESSEE AND MANAGER IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LESSOR TO MAKE THE LEASE, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED

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HEREIN) BETWEEN LESSEE AND/OR MANAGER WITH LESSOR SHALL INSTEAD BY TRIED IN A
COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, Manager, Lessee, and Lessor have caused this
Agreement to be executed as of the day and year first above written.

                                  LESSEE:

                                  EXTENDED CARE OPERATORS OF
                                  HARRISBURG, LLC


                                  BY: /s/ Signature Illegible
                                     -------------------------------------------
                                  ITS:
                                     -------------------------------------------


                                  MANAGER:

                                  BCC AT HARRISBURG, INC.


                                  BY: /S/ Brian L. Barth
                                     -------------------------------------------
                                      BRIAN L. BARTH, VICE-PRESIDENT


                                  LESSOR:

                                  CAPSTONE CAPITAL OF PENNSYLVANIA, INC.


                                  BY: /s/ Daryl D. McCombs
                                     -------------------------------------------
                                     DARYL D. MCCOMBS, ASSISTANT VICE-PRESIDENT


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          Schedule to Exhibit 10.62 filed pursuant to Instruction 2 to
                         Item 601(a) of Regulation S-K

                       Consent and Subordination Agreement

                        Location                          Entities
                       Ravenna, OH              BCC at Ravenna, Inc.;
                                                Extended Care Operators of Ravenna LLC

                       Greensboro, NC           BCC at Greensboro, Inc.
                                                Extended Care Operators of Greensboro LLC